UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2012

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Suite 3200

Seattle, WA 98101

(Address of principal executive offices, including zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 12, 2012, the Board of Directors (the “Board”) of Dendreon Corporation (“Dendreon”) approved and adopted the Dendreon Corporation 2012 Equity Incentive Inducement Award Plan (the “Plan”) for the purpose of granting equity incentive awards to new hire employees as a material inducement to join Dendreon, and reserved 3,000,000 shares of Dendreon’s authorized common stock for issuance under the Plan.

Newly hired employees, including newly hired Dendreon officers, are eligible to receive equity awards under the Plan as a material inducement to their decision to join Dendreon. The Plan will be administered by the Board and permits the granting of equity-based compensation in the form of restricted stock, nonqualified stock options, stock appreciation rights, or restricted stock units (“Awards”). Shares issued under the Plan may be shares of original issuance or treasury shares or a combination of both. Options granted under the Plan expire no later than 10 years from the date of grant. The option price must be at least 100% of the fair value on the date of grant. Awards may be granted with differing vesting terms, subject to the approval of the Board or its delegate, and may be time-vested or performance based.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	2012 Equity Incentive Inducement Award Plan of Dendreon Corporation.

10.2	Form of Nonstatutory Stock Option Agreement under the 2012 Equity Incentive Inducement Award Plan.

10.3	Form of Restricted Stock Agreement under the 2012 Equity Incentive Inducement Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By:	/s/ Esmé C. Smith
Esmé C. Smith Vice President, Deputy General Counsel and Assistant Secretary

Date: January 19, 2012